UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2005


                               REGISTER.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                  000-29739                11-3239091
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission              (IRS Employer
       incorporation)               File Number)          Identification No.)

          575 Eighth Avenue, 8th Floor, New York, New York             10018
--------------------------------------------------------------------------------
          (Address of principal executive offices)                  (Zip Code)

           Registrant's telephone number, including area code: (212) 798-9100

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Register.com, a Delaware corporation (the "Company"), entered into a letter agreement as of September 13, 2005 (the "Agreement") with RCM Acquisition Co., LLC ("RCM"), Ramius Capital Group, LLC ("Ramius Capital"), Barington Companies Equity Partners, L.P. ("Barington"), Starboard Value & Opportunity Fund, LLC ("Starboard"), Barington Companies Offshore Fund, Ltd (BVI) ("BVI"), Parche, LLC ("Parche") and James A. Mitarotonda, a member of the Company's board of directors and the President and Chief Executive Officer of Barington's general partner (together with RCM, Ramius Capital, Barington, Starboard, BVI and Parche, the "Barington Group") whereby, among other things, Barington (1) has withdrawn its nomination of directors for the Company's 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") and (2) agreed to promptly withdraw its preliminary proxy material filed with the Securities and Exchange Commission with respect to the 2005 Annual Meeting.

     In addition, the Agreement provides that the Company will immediately reimburse RCM $250,000 for certain expenses incurred by RCM and its affiliates and associates, including in connection with RCM's proxy contest for a previously scheduled 2005 Annual Meeting and related matters. An additional $250,000 of expense reimbursement will be payable by the Company to RCM immediately after the consummation of the transactions contemplated by the Agreement and Plan of Merger with Ranger Holdco, Inc., a Delaware corporation, and Ranger Mergerco, Inc., a Delaware corporation (the "Merger Agreement"). The Agreement further provides that upon the earliest of (x) the termination of the Merger Agreement, (y) a vote by the Company stockholders against approval of the Merger Agreement or (z) February 28, 2006, if the transactions contemplated by the Merger Agreement have not been consummated by that date (the earliest of (x), (y) and (z) being the "Expiration Date"), the Company will call and use its reasonable best efforts to hold a meeting of the Company's stockholders for the purpose of electing directors to the Company board of directors not less than 45 days no more than 75 days after the Expiration Date.

     The Agreement also terminates the Settlement Agreement, dated as of June 9, 2003 (as amended, the "Settlement Agreement"), entered into by and among the Company, Barington, Mr. Mitarotonda, RCM, Ramius Securities, LLC, Jewelcor Management, Inc., RCG Ambrose Master Fund, Ltd. and Seymour Holtzman (the "Standstill Group"). The Settlement Agreement contained standstill restrictions which, among other things, prevented the Standstill Group from purchasing more than 15% of the Company's common stock.

     The above description of the Agreement is qualified in its entirety by the terms of the Agreement, which is attached hereto as Exhibit 10.1.


ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Settlement Agreement is incorporated by reference into this Item 1.02.

ITEM 8.01   OTHER EVENTS.

     As previously disclosed, on August 9, 2005, the Company, entered into the Merger Agreement with Ranger Holdco, Inc. ("Ranger Holdco") and another affiliate of Vector Capital Corporation, a private equity firm that has committed the capital to finance the acquisition and will control the Company following the completion of the transaction. The Company has become aware that, on September 14, 2005, certain members of the Barington Group entered into voting agreements with Ranger Holdco, whereby each of them agreed, among other things, to vote their shares of Company common stock in favor of approval of the Merger Agreement. In addition, on September 14, 2005, affiliates of Barington Capital Group L.P. and Ramius committed to provide up to $20 million to Ranger Holdco to fund a portion of the equity required to consummate the transaction in exchange for an equity investment in Ranger Holdco. The capital contribution will be in the form of shares of Company common stock valued at $7.81 per share, as well as cash.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits.

       10.1 Letter Agreement by and between Register.com, RCM Acquisition Co., LLC, Ramius Capital Group, LLC, Barington Companies Equity Partners, L.P., Starboard Value & Opportunity Fund, LLC, Barington Companies Offshore Fund, Ltd (BVI), Parche, LLC and James A. Mitarotonda, dated as of September 13, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         REGISTER.COM, INC.

Date:  September 14, 2005                By:  /s/ Roni Jacobson
                                             ------------------------------
                                         Name:    Roni Jacobson
                                         Title:   General Counsel and Secretary

                                  EXHIBIT INDEX



        10.1 Letter Agreement by and between Register.com, RCM Acquisition Co., LLC, Ramius Capital Group, LLC, Barington Companies Equity Partners, L.P., Starboard Value & Opportunity Fund, LLC, Barington Companies Offshore Fund, Ltd (BVI), Parche, LLC and James A. Mitarotonda, dated as of September 13, 2005.